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Exhibit 3.19

RESTATED CERTIFICATE OF INCORPORATION

OF

RKO GENERAL, INC.

          It is hereby certified that:

          1. (a) The present name of the corporation (hereinafter called the "Corporation") is RKO General, Inc.

          (b) The name under which the Corporation was originally incorporated was R-C Pictures Corporation, and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware was June 7, 1921.

          2. The provisions of the certificate of Incorporation of the Corporation as heretofore amended and/or supplemented are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of RKO General, Inc., without further amendment and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of said single instrument hereinafter set forth.

          3. The Board of Directors of the Corporation has duly adopted this Restated Certificate of Incorporation pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware in the form set forth as follows:

RESTATED

CERTIFICATE OF INCORPORATION

OF

RKO GENERAL, INC.

(As amended to April 30, 1970)

CERTIFICATE OF INCORPORATION

OF

RKO GENERAL, INC.

        FIRST: The name of the Corporation is:

RKO GENERAL, INC.

        SECOND: The respective names of the county and of the city within the county in which the principal office and place of business of the Corporation is to be located in the State of Delaware are the County of Kent and the City of Dover. The name of the resident agent of the Corporation in charge thereof upon whom legal process against the Corporation may be served is Prentice-Hall, Inc. The street and number of said principal office and place of business and the address by street and number of said resident agent is 229 South State Street in said City of Dover.

        THIRD: The nature of the business or the objects or purposes proposed to be transacted, promoted or carried on by the Corporation are as follows:

          1. To manufacture, produce, buy, hire or otherwise acquire, use, sell, lease, export, import, distribute, license others to use or otherwise turn to account or dispose of or deal in and with, for all purposes, all kinds of still and motion pictures, picture records and films, and all kinds of records or films or other apparatus upon which voices, music, or other sounds of any kind are recorded, and all kinds of coordinated sound and picture records or films, from which the recorded sound and pictures can be reproduced in coordination, synchronization or time relation with each other.

          2. To manufacture, produce, hire or otherwise acquire, use, sell, lease, license others to use, or otherwise turn to account or dispose of, apparatus and goods of all kinds useful in making films or other records of any and all kinds of sound or silent pictures, whether still or moving, including films and records of light images, shadows and reflections, and of all other visible manifestations of the aspect or shape of persons and things; apparatus and goods of all kinds useful in reproducing sound or silent pictures, whether still or moving, from such films or records, whether the record of such sound and pictures or the reproductions of such sound and pictures from such films or records shall be independent from each other or shall be coordinated or synchronized or timed in relation to each other; records and films of all kinds of sound and pictures, whether still or moving, talking machines, phonographs, or any combination or combinations thereof, electric or mechanical, talking machine or phonograph records, sensitized films, cameras and projecting apparatus, and also any and all parts, apparatus, equipment, supplies, materials, chemicals, implements, devices and things incidental to or useful in connection with any of the foregoing.

          3. To produce or procure the production of scenes, acts, plays, concerts, exhibitions, theatrical performances, speeches and the like, for any purpose, and/or to take or produce any kind of still or motion pictures, or sound records, or both, thereof, and, in connection therewith, to manufacture, purchase or otherwise acquire and to dispose of scenery, costumes and other theatrical properties and accessories.

          4. To purchase, manufacture, or otherwise acquire, and to sell, lease and otherwise dispose of, bill boards, lithographs, paper and any and all other materials and devices useful in connection with advertising, publicity, exploitation, and distribution of motion picture photoplays.

          5. To broadcast, televise, disseminate, distribute, transmit, retransmit, receive, or collect, by means of electricity, magnetism or electro-magnetic waves, variations or impulses, whether conveyed by wires or radiated through space, or otherwise, telecasts, plays, dramatic works, operas, concerts, musical compositions, music and musical works, news, sports, entertainments, speeches, sermons, instructions, photographs, picture scenes, advertising, education as and informative matter, or any of them, or any combination of any of them; and to provide and furnish for the use of others, facilities for any of said purposes.

          6. To engage in the business of broadcasting by means of radio and/or all other means of wireless communications; to own, lease or otherwise acquire, and to manage, operate and control a radio station or stations; upon its own behalf and/or upon the behalf of others, to arrange, present, produce and to broadcast through its own radio station and/or through other radio stations and/or by or through or as a part of a chain of radio stations, scenes, acts, plays, concerts, performances and programs of any kind or nature whether for entertainment, amusement, education or otherwise, and to make any and all contracts and/or arrangements; and to provide all facilities necessary, useful or advantageous in the operation of a radio station or stations.

          7. To engage in the business of telecasting; to own, lease or otherwise acquire, and to manage, operate and control a television station or stations; upon its own behalf and/or upon the behalf of others to arrange, present, produce and to telecast through its own television station and/or through other television stations and/or by or through or as a part of a chain of television stations and/or by or through or as a part of a chain of television stations, scenes, acts, plays, concerts, performances and programs of any kind or nature whether for entertainment, amusement, education or otherwise; and to make any and all contracts and/or arrangements, and to provide all facilities necessary, useful or advantageous in the operation of a television station or stations.

          8. To act as a radio, television, wireless or electrical engineer, contractor and/or manufacturer; to manufacture, design, lay out, develop, improve, contsruct, purchase, sell, lease, install, own, operate, repair, maintain and otherwise deal in and deal with any and all of the following: radio broadcasting and/or receiving apparatus, television transmitting and/or receiving apparatus; broadcasting and telecasting stations; sound producing and/or reproducing apparatus, transmitting and receiving apparatus of all kinds for the transmission and/or reception of signals, sound, intelligence, information, entertainment, music, pictures, images, light, heat, power and/or energy, whether by radio, television, wireless, wired wireless, wire, telephone, telegraph or by any other method or combination of methods now known or hereafter discovered; electrical equipment of whatever nature or description; and equipment, sets, accessories, parts, and instruments of all kinds and descriptions, and any and all things used or capable of being used in connection with radio transmission, broadcasting, telecasting, reception and communication of any kind or description.

          9. To generate, produce, control, furnish, sell or otherwise utilize in any manner whatsoever, and for any and every purpose, electricity, magnetism and electric, electro-magnetic, radio, and every other kind of waves, power, energy or force, variations and impulses; to design, lay out, construct, install, equip and/or operate stations and plants for transmitting, broadcasting, receiving and/or utilizing electro-magnetic waves, and to construct and install all electric generating and power stations, dynamos, and other equipment necessary or desirable therefor; to create, install and operate systems or circuits of communication which may be intrastate, interstate or international; to engage in research and experimental work in and to improve, develop, prosecute and perfect the art and business of electric or radio communication by wire or wireless telegraph or telephone or any combination thereof and the art and business of recording and reproducing, independently and in coordination, sound and pictures, whether still or moving.

          10. To buy, sell, lease, license, hire, export, import, trade in and deal with amplifiers, transmitters, receivers, tubes, batteries, wire, coils, and all other radio and wireless equipment and appurtenances, and electrical commercial appliances of whatever nature and description.

          11. To experiment with, develop, manufacture, sell, buy and generally deal with and in apparatus used with, or which may be used in any way directly or indirectly in connection with the transmission and/or reception of television, radio telephoto and communication of every kind or nature, by wire or by wireless methods, or by any other means or method either known or which may hereafter be discovered.

          12. To engage by contract or otherwise directors, producers, actors, artists, authors, singers, speakers, lecturers, musicians, performers, specialty performers, cameramen, technicians, laborers and any other kind of talent and employees and assistants as may be necessary, useful or advantageous in the conduct of the business of this corporation; and to acquire and dispose of scenarios, plays, stories, poems, songs, musical pieces and the like, and the rights to the use thereof.

          13. To own, lease, or otherwise acquire and to manage, operate, and control theatres and other places of amusement and entertainment; to carry on a general theatrical and amusement business and every branch thereof or every business connected therewith; and to carry on any other business of a similar or related nature or capable of being conveniently carried on in connection with the foregoing or calculated directly or indirectly to enhance the value of the property rights of the Corporation.

          14. To exhibit, play, display and reproduce in any manner whatsoever and for all purposes, still and motion pictures, sound films and records, coordinated sound and picture films and records, telecasts, plays, dramatic works, operas, concerts, musical compositions, music and musical works, news, sports, entertainments, speeches, sermons, instructions, photographs, picture scenes, advertising, educational and informative matter and any other matters or things whatsoever, and to license others to do the same.

          15. To purchase, hold, or lease or otherwise acquire and to manage, operate, control, sell, lease, and license food, candy, confections, popcorn, soft drinks, liquors and alcoholic beverages, tobacco, canteens, refreshment stands, news stands, tobacco stands, vending machines, hotels, restaurants, cafes, taverns, catering establishments, novelty shops, tourist, travel and ticket agencies, retail shops, barber shops, hairdressing and manicuring parlors, garages, bathing houses, swimming pools, beaches and pavillons, amusement, entertainment and recreational centers and establishments, and to carry on a general concession or refreshment business.

          16. To carry on the business of furnishing amusement to the public; and to own, operate, lease, buy, sell and generally deal in and with amusement devices of every kind and nature for the entertainment and amusement of the public.

          17. To own and conduct theatrical or film booking agencies and to act as a commission or general or special agent for corporations, firms, or individuals engaged in any business herein set forth.

          18. To carry on the business of architects in all its branches, and the preparation of plans, designs and specifications of buildings, machinery, equipment and devices of any kind or nature, and the undertaking and performance of contracts for the construction and erection of the same.

          19. To act as financial, commercial or general agent, factor or representative, of individuals, partnerships, trustees, associations, joint stock companies, corporations or syndicates, and as such to develop and extend their business and to aid in any of their lawful enterprises, insofar as a corporation organized under the laws of the State of Delaware may lawfully do so; and to the same extent, to manufacture, buy or otherwise acquire, sell, or otherwise dispose of, import, export, distribute and deal in, either as principal or agent, goods, wares and merchandise of every kind and description.

          20. To acquire, organize, assemble, develop, build up and operate constructing, producing, servicing, supplying, operating, and other organizations and systems and to hire, sell, lease, exchange, turn over, deliver and dispose of such organizations, in whole or in part, and as going organizations and systems and otherwise, and to enter into and perform contracts, agreements and undertakings of any kind in connection with any or all of the foregoing purposes.

          21. To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever, within or without the State of Delaware and to do all things incidental to any such business; to cause to be formed, merged or reorganized or liquidated, and to promote, take charge of and aid in any way permitted by law the formation, merger, reorganization or liquidation of, any corporation, association or entity in the United States or abroad.

          22. To construct, build, or alter, purchase or otherwise acquire, hire, lease as lessee, hold, own, use, improve, develop, sell or otherwise dispose of, lease as lessor and otherwise deal in, mortgage, pledge and otherwise encumber, studios, laboratories, theatres, dance halls, and other places of amusement, refreshment, entertainment and the like.

          23. To buy, sell, hold, transfer, convey, improve, lease, rent, exchange, mortgage, encumber, hypothecate, obtain loans on, manage, develop, improve, subdivide, partition, divide, distribute, collect the rents and income from, and generally dispose of and deal in and with real and personal property improved and unimproved, chattels real, leaseholds and estate, interests, rights, privileges and equities therein.

          24. To make, enter into and carry out any arrangements with any domestic or foreign government, municipal or public authority, or with any corporation, association, partnership, entity, or person, domestic or foreign, to obtain therefrom or to acquire by purchase, lease, assignment or otherwise, any powers, rights, privileges, immunities, guaranties, rents and concessions, and to hold, own, exercise, exploit, dispose of and realize upon same.

          25. To enter into arrangements for sharing profits, union of interest, reciprocal concessions, or co-operations with any person, corporation, association, partnership, business trust, syndicate, government or any political subdivision thereof, in carrying on any business or enterprise.

          26. To enter into, make, perform and carry out contracts of every sort and kind which may be necessary or convenient for the business of the Corporation with any person, firm, association, or corporation, or any state, territory or municipality of the United States or any foreign government, colony, or body politic.

          27. To acquire by purchase, subscription, contract or otherwise, and to hold for investment or otherwise, sell, exchange, mortgage, pledge or otherwise dispose of, or turn to account or realize upon, and generally to deal in and with, any and all kinds of securities issued or created in and all parts of the world by corporations, associations, partnerships, firms, trustees, syndicates, individuals, governments, states, municipalities or other political or governmental divisions or subdivisions, or any thereof, or by any combinations, organizations or entities whatsoever, irrespective of their form or the name by which they may be described, and to issue in exchange therefor or in payment therefor its own securities of any kind, or to make payment therefor by any other lawful means of payment whatsoever; and, while the owner or holder of such securities, to exercise any and all rights, powers, and privileges of individual ownership or interest in respect of any and all such securities, including the right to vote thereon and to consent and otherwise act with respect thereto. The term "securities" shall for the purposes of this Article, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe to the same, or representing any other rights or interests therein or in any property or assets.

          28. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, corporations or syndicates, engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware, to pay for the same in cash, property or its own or other securities or to assume in connection with any such acquisition any liabilities of any such persons, firms, associations or syndicates; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof.

          29. To purchase or otherwise acquire shares of its own stock and options to purchase shares of its own stock and its bonds, debentures, notes, scrip or other securities or evidences of indebtedness, and to cancel or to hold, transfer or reissue the same.

          30. To buy, sell and otherwise deal in notes, open accounts and other similar evidences of debt, or to loan money and to take notes, open accounts and other similar evidences of debt as collateral security therefor; provided that nothing herein contained shall be deemed to authorize the corporation to engage in the business of banking.

          31. To acquire, buy, hold, own, sell, exchange, apply for, control, dispose of, deal in, use, discover, improve, work upon and grant licenses to use patents, patent rights, copyrights, dramatic literature, artistic productions, inventions, improvements, processes, trademarks and trade names.

          32. To aid by loan, guaranty, subsidy or in any manner any individual, or any firm, corporation, association or trust estate, domestic or foreign, any shares of stock in which, or any bonds, debentures, notes, securities, evidences of indebtedness, contracts or obligations of or the performance of which, are held by or for the Corporation, directly or indirectly, or in which, or in the welfare of which, the Corporation shall have any interest, and to do any acts designed to protect, preserve, improve, or enhance the value of any property at any time held or controlled by the Corporation or in which it may be at any time interested, directly or indirectly or through other corporations or otherwise; and to organize or promote or facilitate the organization of subsidiary companies.

          33. To promote, aid and assist, financially or otherwise, corporations, co-partnerships, joint stock companies, stock companies, syndicates, trustees, associations and individuals, to the extent legally permissible to a corporation organized under the laws of the State of Delaware; and to a like extent to endorse or underwrite the shares, bonds, debentures, notes, securities, or other obligations or undertakings of any corporation, co-partnership, joint stock company, association, syndicate, trustee or individual, and to guarantee the payment of any dividends on shares, or the principal or interest upon bonds, notes, debentures, or other obligations of any contracts by, any corporation, co-partnership, joint stock company, association, syndicate, trustee or individual.

          34. To join and become a party to, and to participate in, any plan or agreement for the reorganization of, or the readjustment of the capital structure of, or for the composition of the creditors of, any other corporation, shares of which, or voting trust certificates for the shares of which, or bonds or other securities or evidences of indebtedness or obligations created by which, the Corporation may own, hold or be possessed of, or entitled to a beneficial interest in, and to possess, exercise and enjoy any and all rights, powers and privileges, for any purpose under the terms of such plan or agreement, to the same extent that an individual would be entitled to do.

          35. To borrow money, to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or for any other lawful object; to mortgage or pledge all or any part of the properties, rights, interests and franchises, including any or all shares of stock, bonds, debentures, notes, scrip or other obligations or evidences of indebtedness at any time owned by it.

          36. To sell, assign, transfer, convey, mortgage, pledge and otherwise dispose of all the property and the entire business of the Corporation at any time, including its entire good will and all its assets, privileges, franchises and rights of whatever sort, either for cash or upon credit, or in consideration of the transfer to the Corporation of the stocks, bonds or other obligations of any other corporations, and under such terms and conditions as the board of directors of the Corporation may deem expedient and for the best interests of the Corporation when and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding.

          37. To do any or all things herein set forth to the same extent as natural persons might or could do, as principal, agent, contractor, or otherwise, and either alone or in conjunction with any other persons, firms, associations, trust estates or corporations.

          38. To conduct its business in the State of Delaware, other states, the District of Columbia, the territories and colonies of the United States and in foreign countries, and to have one or more offices without as well as within the State of Delaware and to hold, purchase, mortgage, and convey, and otherwise dispose of, real or personal property without as well as within the State of Delaware.

          39. To do all and everything necessary and proper for the accomplishment of the objects herein enumerated or necessary or incidental to the protection and benefit of the Corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the purposes of the Corporation, whether such business is similar in nature to the objects and powers hereinabove set forth, or otherwise; but nothing herein contained is to be construed as giving the Corporation the power of issuing bills, notes, or other evidences of debt for circulation as money, or the power of carrying on the business of receiving deposits of money, or the business of buying gold or silver bullion or foreign coins, or the business of constructing, maintaining, and operating public utilities within the State of Delaware.

        FOURTH: The total number of shares of capital stock that may be issued by the Corporation is ten thousand (10,000) shares of common stock without par value. Each share of common stock issued without par value shall rank equally with all other such shares of common stock, without regard to the time at which, the consideration for which and the circumstances under which the same or the share or shares changed into the name, may be or were issued, and all such shares of common stock, or certificates therefor, whether issued in exchange for shares of stock of any other class, or certificates therefor, heretofore issued, or otherwise, shall for all purposes be and be deemed to be fully-paid and non-accessible.

        Such of the said shares as are not now outstanding may be issued by the Corporation from time to time for such consideration and upon such terms as may be fixed from time to time by the board of directors.

        If it seems desirable so to do, the board of directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder any voting, or other rights of a stockholder of the Corporation, but the Corporation shall from time to time, within such time as the board of directors may determine, issue one whole share of stock upon the surrender of scrip for fractional shares aggregating one whole share properly endorsed if in registered form.

        At each meeting of the stockholders, each stockholder entitled to vote may vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney, and shall have one vote for each share of stock entitled to vote and registered in his name and on the date of the closing of the transfer books for such meeting, or on the date fixed by the board of directors as a record dat for the determination of stockholders entitled to vote, or, if the transfer books shall not have been closed or a record data fixed, each such stockholder shall have one vote for each share of such stock registered in his name at the time of such meeting, except that at all elections of directors of the Corporation each such stockholder shall be entitled to as many votes as shall equal the number of such shares of stock registered in his name on such date multiplied by the number of directors to be elected, and may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two (2) or more of them, as such stockholder may see fit. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as a record date for the determination of stockholders entitled to vote, no share of stock shall be voted on at any election of directors which has been transferred on the books of the Corporation within twenty (20) days next preceding such election.

        No holder of stock of the Corporation shall be entitled, as a matter of right to purchase or subscribe for any part of the unissued stock of the Corporation or any stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation or bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation, or any stock of the Corporation purchased by the Corporation or by its nominee or nominees and all such stock, bonds, certificates of indebtedness, debentures or other securities may be disposed of by the board of directors of the Corporation to such person or persons, for such consideration, in such manner and on such terms and conditions as in their absolute judgment and discretion they see fit.

        FIFTH: The names and places of residence of the original subscribers to the capital stock and the number of shares subscribed for by each are as follows:

Name	P.O. Address	No. Shares of Preferred Stock
T.L. Croteau	Wilmington, Delaware	8
M.A. Bruce	Wilmington, Delaware	1
S.E. Dill	Wilmington, Delaware	1

        SIXTH: The Corporation is to have perpetual existence.

        SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

        EIGHTH: The number of directors of the Corporation shall be fixed from time to time by the by-laws, and may be increased, or decreased, as may be provided in the by-laws. The directors of the Corporation need not be stockholders.

        NINTH: In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

        To make and alter the by-laws of the Corporation, to fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

        From time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of the Corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

        Pursuant to the affirmative voting of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of at least a majority of the holders of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the Corporation.

        The Corporation may in its by-laws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

        The stockholders and directors shall have power, if the by-laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware. The books of the Corporation, except as otherwise provided by law, may be kept at any office or offices of the Corporation, whether within or without the State of Delaware.

        TENTH: In case the Corporation enters into any contract or transacts any business with one or more of its directors or with any corporation or association of which one or more of its directors are stockholders, directors, officers or trustees, such contract or transaction shall not be invalidated, void or voidable by reason of the fact that such director or directors have or may have an interest therein which is or might be adverse to the interests of the Corporation, even though the presence of such director or directors shall be necessary at the meeting of the board or committee at which such action is considered or acted upon to make a quorum,

        1. if the fact of such participation shall be disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee shall authorize, approve or rectify such contract or transaction in good faith by a vote sufficient for such purpose, without counting the vote or votes of such director or directors; or

        2. if the fact of such participation shall be disclosed or known to the shareholders and they approve or ratify such contract or transaction in good faith by a majority vote of holders of shares entitled to vote; or

        3. if the contract or transaction be, as to the Corporation, just and reasonable, at the time it was authorized and approved.

        ELEVENTH: The Corporation shall indemnify to the full extent permitted by law any person (and his heirs, legatees, executors and administrators) made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer or employee of the Corporation or serves or served any other enterprise at the request of the Corporation.

        TWELFTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title B of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise expressed in said paragraph, be nowise limited or restricted by reference to or in inference from the term of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes, and powers specified in the third paragraph and each of the clauses or paragraphs of this certificate of incorporation shall be regarded as independent objects, purposes and powers.

        WE, THE UNDERSIGNED, being each of the original subscribers to the capital stock hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, being Chapter 65 of the Revised Code of Delaware, and the acts amendatory thereof and supplemental thereto, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and do respectively agree to take the number of shares of stock hereinbefore set forth, and accordingly have hereunto set our hands and seals this 6th day of June, A.D. 1921.

        In presence of

HERBERT E. LATTER
T.L. CROTEAU (Seal)

M.A. BRUCE (Seal)

S.E. DILL (Seal)

State of Delaware	)
	)	ss.:
County of New Castle	)

        Be it remembered that on this 8th day of June, A.D. 1921, personally came before me, Herbert E. Latter, a Notary Public for the State of Delaware, T.L. Croteau, M.A. Bruce and E.E. Dill, parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

        Given under my hand and seal of office the day and year aforesaid.

Herbert E. Latter, Notary Public
Herbert E. Latter Notary Public Appointed Feb. 25, 1921 State of Delaware Term Two Years

        Signed and attested to on March 6, 1980.

RKO GENERAL, INC.
/s/ [ILLEGIBLE] Vice President

Attest:
/s/ [ILLEGIBLE] Assistant Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
RKO GENERAL, INC.

        It is hereby certified that:

  1.
  The name of the corporation (hereinafter called the "corporation") is RKO General, Inc. The corporation was organized under the General Corporation Law of the State of Delaware on June 7, 1921.

  2.
  The certificate of incorporation of the corporation is hereby amended by striking out Article SECOND thereof and by substituting in lieu of said Article the following new Article:

      "SECOND: The respective names of county and of the city within the county in which the principal office and place of business of the Corporation is to be located in the State of Delaware are the County of New Castle and the City of Wilmington. The name of the registered agent of the Corporation in charge thereof upon whom legal process against the Corporation may be served is The Corporation Trust Company. The street and number of said registered office and place of business and the address by street and number of said registered agent is Corporation Trust Center, 1209 Orange Street, in said City of Wilmington."

  3.
  The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

  4.
  The effective date of the amendment herein certified shall be November 1, 1989.

        Signed and attested to on October 31, 1989.

/s/ HENRY P. SABATELL Henry P. Sabatell, Vice President

Attest:

/s/ OLIVER J. JANNEY Oliver J. Janney, Secretary

QuickLinks

  Exhibit 3.19
RESTATED CERTIFICATE OF INCORPORATION OF RKO GENERAL, INC.
CERTIFICATE OF INCORPORATION OF RKO GENERAL, INC.